UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 18, 2011

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Arthur Cox Building Earlsfort Terrace Dublin 2 Ireland	NA
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 618-0517

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2011, Seagate HDD Cayman (“Seagate HDD”), an exempted company with limited liability organized under the laws of the Cayman Islands and an indirect subsidiary of Seagate Technology plc (the “Company”), issued $600 million in aggregate principal amount of 7.000% Senior Notes due 2021 (the “Notes”), which mature on November 1, 2021, pursuant to an indenture, dated as of May 18, 2011 (the “Indenture”), among Seagate HDD, the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and a registration rights agreement, dated as of May 18, 2011 (the “Registration Rights Agreement”), among Seagate HDD, the Company and Morgan Stanley & Co. Incorporated as representative of the several initial purchasers.

Indenture and Notes

The following is a brief description of the material provisions of the Indenture and the Notes. This description of the Indenture and the Notes contained herein is qualified in its entirety by the Indenture and the form of 7.000% Senior Note due 2021 (included in the Indenture), filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Interest

Interest on the Notes will be payable in cash semiannually on January 1 and July 1 of each year, commencing on January 1, 2012 , to holders of record of the Notes on December 15 or June 15 immediately preceding the interest payment date.

Guarantee

The obligations of Seagate HDD pursuant to the Indenture, including any repurchase obligation resulting from a Change of Control Triggering Event (as defined in the Indenture), are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company (the “Guarantee”).

Ranking

The Notes are unsecured and will rank equally in right of payment with all of Seagate HDD’s other existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness of Seagate HDD. The Guarantee will rank equally in right of payment with all of the Company’s other existing and future unsecured indebtedness. The Notes will be effectively subordinated to the Company’s and Seagate HDD’s present and future secured debt, to the extent of the value of the assets securing that debt, and will be structurally subordinated to all present and future liabilities, including trade payables, of Seagate HDD’s subsidiaries.

Optional Redemption

At any time prior to May 1, 2016, upon not less than 30 nor more than 60 days’ notice, Seagate HDD may redeem some or all of the Notes at a price of 100% of the principal amount of the Notes redeemed plus the greater of: (1) 1.0% of the principal amount of such Notes; and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Notes on May 1, 2016 (as stated in the next paragraph below), plus (ii) all required interest payments due on such Notes through a redemption date on May 1, 2016 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the treasury rate (as defined in the Indenture) as of such redemption date plus 50 basis points; over (b) the principal amount of such Notes, plus accrued and unpaid interest, if any, to the redemption date.

Seagate HDD may redeem the Notes, in whole or in part, at any time on or after May 1, 2016, at the redemption price for the Notes (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period commencing on May 1 of the years indicated below:

Redemption
Year	Price
2016	103.500%
2017	102.333%
2018	101.167%
2019 and thereafter	100.000%

In addition, at any time prior to May 1, 2014, Seagate HDD may redeem up to 35% of the principal amount of the Notes with the net cash proceeds of one or more permitted offerings of the Company’s capital stock at a redemption price (expressed as a percentage of principal amount) of 107.000%, plus accrued interest to the redemption date; provided that (i) at least 65% of the aggregate principal amount of Notes originally issued on the date of the Indenture remains outstanding after each such redemption and (ii) notice of any such redemption is mailed within 90 days of the related offering.

Repurchase of Notes upon a Change of Control Triggering Event

Not later than 30 days following a Change of Control Triggering Event (as defined in the Indenture), the Seagate HDD must make an offer to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

Covenants

The Notes will be subject to the covenants in the Indenture, which include limitations on liens, limitations on subsidiary debt, limitations on sale and lease-back transactions and limitations on consolidation, merger and conveyance, transfer and lease of assets. Seagate HDD is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Events of Default

The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

Registration Rights Agreement

The Registration Rights Agreement provides that, if any Notes are not freely transferable by persons not affiliated with the Company or Seagate HDD (each, a “Registrable Security”) within 366 days after the date of issue, the Company and Seagate HDD are required to consummate no later than 451 days after the issue date, an offer to exchange all Registrable Securities for a new issue of notes with substantially similar terms that will be registered under the Securities Act of 1933, as amended, pursuant to an effective Exchange Offer Registration Statement.

If the Company and Seagate HDD fail to comply with certain of their obligations under the Registration Rights Agreement with respect to any Registrable Security (each, a “Registration Default”), then additional interest will accrue on such Registrable Security at a per annum rate of 0.25% for the first 90 days following such Registration Default, with such additional interest to be increased by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum rate of 1.00% per annum, provided that all additional interest will cease to accrue on such Registrable Security upon the earlier of (1) the date on which all Registration Defaults with respect to such Registrable Security have been cured or (2) the date on which such Registrable Security becomes freely transferable.

The description of the Registration Rights Agreement above is a summary and is qualified in its entirety by the Registration Rights Agreement, filed as Exhibit 4.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Indenture dated as of May 18, 2011, among Seagate HDD Cayman, as Issuer, Seagate Technology plc, as Guarantor, and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 7.000% Senior Note due 2021 (included in Exhibit 4.1).

4.3	Registration Rights Agreement dated as of May 18, 2011, among Seagate HDD Cayman, Seagate Technology plc and Morgan Stanley & Co. Incorporated.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

	By:	/s/ PATRICK J. O’MALLEY
	Name:	Patrick J. O’Malley
	Title:	Executive Vice President and Chief Financial Officer

Date: May 18, 2011

3